Filed Pursuant to Rule 424(b)(3)
Registration No. 333-211334

Prospectus Supplement No. 11
(to Prospectus dated May 28, 2016)

3,160,000 Units, Each Consisting of One Share of Common Stock and one
Series G Warrant, Each Series G Warrant to Purchase One Share of
Common Stock

This prospectus supplement supplements the prospectus dated May 26, 2016 (the “Prospectus”), which relates to the offering of 3,160,000 Units (the “Units”) of Great Basin Scientific, Inc. (the “Company”, “we”, “us” or “our”), each Unit consisting of one share of our common stock, par value $0.0001 (“common stock”) and one Series G Warrant (the “Series G Warrants”), each Series G Warrant to purchase one share of our common stock. The Units were issued as part of our public offering at a closing on June 1, 2016.

On June 1, 2016 each Unit separated into its component part, one Common Share and one Series G Warrant.

Each Series G Warrant is exercisable to purchase one share of our common stock (which we refer to herein as the “Series G Warrant Shares”) for a period of five years from their date of issuance. Each Series G Warrant will have an initial exercise price per share of $1.90. This prospectus also covers the shares of common stock issuable from time to time upon exercise of the Series G Warrants.

This prospectus supplement incorporates into our Current Reports on Form 8-K as filed on, (i) December 23, 2016, (ii) December 29, 2016, (iii) December 30, 2016, (iv) January 3, 2017,  (v) January  6, 2017, (vi) January 9, 2017 and (vii) January 13, 2017.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

Our common stock is quoted on the QTCQB under the symbol “GBSN.” On January 12, 2017 the closing bid price was $0.58 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 5 OF THE PROSPECTUS DATED MAY 26, 2016 AND IN OUR MOST RECENT FILINGS MADE WITH THE SEC INCORPORATED BY REFERENCE THEREIN, INCLUDING OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2016, BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) and the Authorized Share Increase (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2016, Great Basin Scientific, Inc. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders. At the Special Meeting, the stockholders approved an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio between 1 to 200 and 1 to 300, such ratio and to be the effective on a date to be determined by the board of directors of the Company (the “Board”) (the “Reverse Stock Split”) and to increase the number of authorized shares of the Company’s common stock from 200,000,000 shares, par value $0.0001, to 1,500,000,000 shares, par value $0.0001 to be effective on a date to be determined by the Company’s board of directors (the “Authorized Share Increase”). On December 22, 2016, the Board held a meeting and approved (i) the Reverse Stock Split at a ratio of 1 to 300, such Reverse Stock Split to be effective at 12:01 am EST on December 28, 2016 and (ii) the Authorized Share Increase to be effective at 12:01 am EST on December 28, 2016.

On December 22, 2016, the Company filed a Fifth Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which will effect the Reverse Stock Split and the Authorized Share Increase on December 28, 2016 at 12:01 am EST.

As a result of the Reverse Stock Split, every three hundred (300) shares of the Company’s issued and outstanding common stock, par value $0.0001 will be converted into one (1) share of common stock, par value $0.0001 reducing the number of issued and outstanding shares of the Company’s common stock from approximately 199 million to approximately 663,334. There was no change in the par value of the common stock.

As a result of the Authorized Share Increase the company’s authorized shares of common stock will increase from 200,000,000 to 1,500,000,000 shares, par value $0.0001. There was no change in the par value of the common stock and the number of authorized shares of preferred stock will not change.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by three hundred (300), will have the number of post-reverse split shares of the Company’s common stock to which they are entitled rounded up to the next whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares.

The Reverse Stock Split will not change the authorized number of shares of common stock or preferred stock of the Company, but as noted above the Authorized Share Increase will change the number of authorized shares of common stock. Pursuant to the terms of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Shares”), the Series F Convertible Preferred Stock (the “Series F Preferred Shares”) and the Company’s senior secured convertible notes (the “Convertible Notes”), the conversion price at which Series E Preferred Shares, the Series F Preferred Shares and Convertible Notes may be converted into shares of common stock will be proportionately adjusted to reflect the Reverse Stock Split. In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under of all of the Company’s outstanding stock options and warrants to purchase shares of common stock, and the number of shares reserved for issuance pursuant to the Company’s equity compensation plans will be reduced proportionately.

Trading of the Company’s common stock on the OTCQB on a split-adjusted basis is expected to begin at the opening of trading on December 28, 2016. The trading symbol for the common stock will remain “GBSN.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 39013L 809.

The above description of the Amendment, the Reverse Stock Split and the Authorized Share is a summary of the material terms thereof and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On December 22, 2016, the Company held a special meeting of its stockholders (the “Special Meeting”), at 1400 Wewatta Street, Suite 400, Denver, Colorado 80202 at 1:00 p.m. local time. At the Special Meeting, stockholders representing 117,995,349 shares of common stock and 18,271,911 shares of Series F Preferred Stock, voting on an as-converted basis (subject to limitations on voting rights as set forth in the certificate of designation for the Series F Preferred Stock) (collectively, the common stock and the as-converted shares of Series F Preferred Stock are referred to as the “Voting Stock”), 81.67% of the Company’s issued and outstanding Voting Stock as of the record date of November 7, 2016, were present in person or by proxy, representing a quorum for the purposes of the Special Meeting. The matters voted on at the Special Meeting and the results of the votes were as follows:

1.
The stockholders approved an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.0001, at a ratio between 200-to-1 and 300-to-1, and to be effective upon a date on or prior to February 28, 2017, such ratio and date to be determined by the Company’s board of directors (the “Reverse Stock Split”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
106,485,911	29,223,575	557,774	0

2.
The stockholders approved an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 200,000,000 shares, par value $0.0001, to 1,500,000,000 shares, par value $0.0001 to be effective on a date to be determined by the Company’s board of directors on or prior to February 28, 2017 (the “Authorized Share Increase”).  There were two votes on the Authorized Share Increase, a vote of the Voting Stock voting as a combined class (common stock and Series F Preferred Stock) and a vote of the common stock voting as a separate class.

Voting Stock Results

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
105,870,456	29,845,850	550,954	0

 Common Stock as Separate Class Results

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
87,598,545	29,845,850	550,954	0

3.
The stockholders approved the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event the stockholders did not approve the Reverse Stock Split or Authorized Share Increase proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
106,644,703	28,996,428	626,129	0

Because all matters at the Special Meeting were approved, the Company decided against adjourning the Special Meeting to solicit additional proxies.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Fifth Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: December 22, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

Exhibit 3.1

FIFTH
CERTIFICATE OF AMENDMENT
TO
THE SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation (the “Board”) resolutions were duly adopted authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware amendments (the “Amendment”) to the Corporation’s seventh amended and restated certificate of incorporation (the “Certificate of Incorporation”) to: (i) increase the Corporation’s authorized shares of common stock from 200,000,000 to 1,500,000,000; and (ii) reclassify, change, and convert every three hundred (300) outstanding shares of the Corporation’s common stock, par value $0.0001 per share, into one (1) share of common stock, par value $0.0001 per share.

SECOND:

1.	Article IV of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“A. The total number of shares of capital stock the Corporation is authorized to issue is one billion, five hundred five million (1,505,000,000) shares, consisting of One billion, five hundred million (1,500,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B. The holders of shares of the Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the Corporation and shall be entitled to one vote for each share thereof held of record.

C. The Preferred Stock may be issued from time to time by the board of directors as shares of one or more classes or series, without further stockholder approval. Subject to the provisions hereof and the limitations prescribed by law, the board of directors is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular class or series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a certificate setting forth the resolutions so adopted pursuant to the DGCL, to establish the number of shares to be included in each such class or series and to fix the designation and relative powers, including voting powers (which may be full, limited or non-voting powers), preferences, rights, qualifications and limitations and restrictions thereof, relating to the shares of each such class or series. The rights, privileges, preferences and restrictions of any such additional class or series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The board of directors is also authorized to increase or decrease the number of authorized shares of any class or series of Preferred Stock prior or subsequent to the issue of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

1

The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

(i) the distinctive class or serial designation of such class or series and the number of shares constituting such class or series;

(ii) the annual dividend rate on shares of such class or series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

(iii) whether the shares of such class or series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(iv) the obligation, if any, of the Corporation to retire shares of such class or series pursuant to a sinking fund;

(v) whether shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(vii) the rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(viii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such class or series.

D. Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every three hundred (300) shares of the Corporation’s issued and outstanding Common Stock, par value $0.0001 per share, that are issued and outstanding immediately prior to 12:01am EST on December 28, 2016 shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

THIRD: That pursuant to a resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH:  That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH:  The foregoing amendment shall be effective on December 28, 2016 at 12:01 am EST.

SIXTH: Except as herein amended, the Corporation’s Certificate of Incorporation shall remain in full force and effect.

2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 22nd day of December, 2016.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton
Name:	Ryan Ashton
Title:	Chief Executive Officer

3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________
FORM 8-K
__________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2016
__________
GREAT BASIN SCIENTIFIC, INC.
(Exact name of Registrant as Specified in Its Charter)
__________

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
__________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed on the Current Report on Form 8-K filed with the SEC on June 29, 2016, on June 29, 2016, the Company entered into a Securities Purchase Agreement (the “2016 SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the 2016 SPA (the “2016 Note Buyers”) of $75 million aggregate principal amount of senior secured convertible notes (the “2016 Notes”).

On December 28, 2016, the Company received notices of deferral pursuant to section 8(d) of the 2016 Notes from each of the holders of such 2016 Notes notifying the Company of each such holder’s election to defer the entire installment amount in the aggregate of $5 million due such holders on January 30, 2017 (for which a pre-installment payment was due on December 28, 2016) until an acceleration of deferral is made pursuant to the terms of the 2016 Notes or until the next installment date of February 28, 2017 (for which a pre-installment payment will be due on January 27, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: December 28, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________
FORM 8-K
__________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2016
__________
GREAT BASIN SCIENTIFIC, INC.
(Exact name of Registrant as Specified in Its Charter)
__________

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
__________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 28 and 29, 2016, certain holders of the Series F Convertible Preferred Stock (“Preferred Stock’) were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the conversion of the Preferred Stock under the terms of the Certificate of Designations for the Preferred Stock.  In connection with the conversions, the Company issued 80,000 shares of common stock upon the conversion of 480 shares of Preferred Stock at a conversion price of $6.00 per share (adjusted for the recent reverse stock split effective December 28, 2016).

As of December 30, 2016 the Company has converted 2,576 shares of Preferred Stock into approximately 429,333 shares of our common stock, at a conversion price of $6.00 per share (adjusted for the recent reverse stock split effective December 28, 2016).

As of December 30, 2016 there are 746,277 shares of common stock issued and outstanding (adjusted for the recent reverse stock split effective December 28, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: December 30, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________
FORM 8-K
__________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2017
__________
GREAT BASIN SCIENTIFIC, INC.
(Exact name of Registrant as Specified in Its Charter)
__________

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
__________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 2, 2017, Great Basin Scientific, Inc. (the “Company”) entered into separate agreements (each, an “Amendment Agreement”) with holders of more than 51% in aggregate principal amount of the senior secured convertible notes (the “2016 Notes”) issued by the Company pursuant to that certain Securities Purchase Agreement, dated June 29, 2016, by and among the Company and the investors party thereto. Pursuant to the terms of the Amendment Agreements, all of the 2016 Notes were amended such that no holder of 2016 Notes nor any of its affiliates will sell, directly or indirectly, on any trading day more than its pro rata percentage of 40% of the trading volume of our common stock, unless our common stock is then trading above $2.50 (as adjusted for stock splits, stock dividends, recapitalizations and similar events).
The foregoing is a summary description of the material terms of the Amendment Agreements and is qualified in its entirety by the text of the form of Amendment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.
Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1	Form of Amendment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: January 2, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

January 2, 2017

______________
 ______________
Attention: _____

Dear Sirs:
This agreement (this “Agreement”) is being delivered to you in connection with that certain understanding by and among Great Basin Scientific, Inc., a Delaware corporation, with headquarters located at 420 E. South Temple, Suite 520, Salt Lake City, UT 84111 (the “Company”) and [       ]. (the “Holder”).
Reference is hereby made to that certain Securities Purchase Agreement, dated June 29, 2016, by and among the Company, the Holder and certain other buyers signatory thereto (the “2016 SPA”), pursuant to which the Holder acquired (i) senior secured convertible notes (the “2016 Holder Notes”) and (ii) warrants to acquire shares of Common Stock as (the “2016 Holder Warrants”). Capitalized terms not defined herein shall have the meaning as set forth in the 2016 SPA or in the 2016 Holder Notes, as applicable.
The Holder, constituting the Required Holders under the 2016 Notes, and the Company hereby agree to amend the 2016 Notes pursuant to Section 19 of the 2016 Notes as set forth herein, which amendments shall be binding on the Holder and all holders of the Other Notes (the "Other Holders").
A new clause (c) shall be added to Section 18 of the 2016 Notes providing as follows:
"(c)Leak-Out.
(i)During the period commencing on January 3, 2017 (the “Effective Date”) and ending with close of trading on January 31, 2017, exclusive (such period, the "Restricted Period"), neither the Holder, nor any of its Buyer Trading Affiliates (as defined in the 2016 SPA), collectively, shall sell, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), more than the Holder's Pro Rata Share (as defined below) of the trading volume of Common Stock on the Principal Market (or such other primary market in which the Common Stock is then trading) as reported by Bloomberg for the applicable Date of Determination; provided, that the foregoing restrictions shall not apply to any actual “long” (as defined in Regulation SHO of the 1934 Act) sales by the Holder or any of its Buyer Trading Affiliates at a price greater than $2.50 per share (in each case, as adjusted for stock splits, stock dividends, stock combinations,
DOC ID - 25487278.5

recapitalizations or other similar events occurring after the Effective Date) (each such transfer a “Permitted Transfer”).  As used herein, "Holder's Pro Rata Share" means 40% of a percentage determined by multiplying 100 and a fraction (i) the numerator of which is the outstanding Principal amount of this Note on the Effective Date and (ii) the denominator of which is the sum of (x) the outstanding Principal amount of this Note and (y) the outstanding principal amounts of all Other Notes on the Effective Date.
(ii)Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of this Note or the Holder's Warrants (or any securities issuable upon conversion or exercise of this Notes or the Holder's Warrants, as applicable) (the “Restricted Securities”) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Section 18(c); provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver an agreement containing the same provisions as contained in this Section 18(c) (an “Assignee Agreement”) and sales of the Holder and its Buyer Trading Affiliates and all Assignees (other than Permitted Transfers) shall be aggregated for all purposes of this Section 18(c) and all Assignee Agreements."
For the avoidance of doubt, the Holder's Pro Rata Share for the Holder as of the date hereof is [    ]%.
A new sentence shall be added to the end of Section 8(d) of the 2016 Notes providing as follows:
"Notwithstanding anything in this Note to the contrary, from and after the delivery of any Pre-Installment Conversion Shares relating to an applicable Installment Date, the portion of an Installment Amount due on an applicable Installment Date equal to the product obtained by multiplying (x) the number of Pre-Installment Conversion Shares delivered by the Company to the Holder with respect to such Installment Date and (y) the Company Conversion Price as in effect on such Installment Date, shall not be allowed to be deferred by the Holder to a later Installment Date.  The foregoing shall not restrict the Holder's right to defer the remaining Installment Amount."
The Company hereby confirms and agrees that (i) except with respect to the amendment set forth in this Agreement as of the Effective Date, the 2016 Note and the other Transaction Documents (as defined in the 2016 SPA) shall continue to be, in full force and effect, (ii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Holder except to the extent expressly set forth herein and (iii) as of the Effective Date, the 2016 Note will be deemed to be fully amended and restated to reflect the amendments set forth above.
DOC ID - 25487278.5

The Company shall, on or before 8:30 a.m., New York City time, on January 3, 2017, issue a Current Report on Form 8-K attaching this Agreement as an exhibit thereto (including all attachments, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby.  From and after the filing of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing.  In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the older or any of its affiliates, on the other hand, shall terminate and be of no further force or effect.  The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the date hereof without the express written consent of the Holder.  To the extent that the Company delivers any material, non-public information to the Holder without the Holder's express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.  The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.
The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying, promptly but in any event within five (5) Business Days of the date hereof, any such amount to Schulte Roth & Zabel LLP (the "Holder Counsel Expense") by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company.  The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Waiver are consummated.  Except as otherwise set forth above, each party to this Waiver shall bear its own expenses in connection with the transactions contemplated hereby.
Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing in accordance with the information set forth in the 2016 SPA.
This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.
DOC ID - 25487278.5

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.
The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.
This Agreement may not be amended or modified except in writing signed by each of the parties hereto.
All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.
Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.
Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto may not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.
The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein or in this Agreement, and no action taken by the Holder
DOC ID - 25487278.5

pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose nor shall the Holder have any right of enforcement or otherwise against any Other Holder related hereto.
The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any restrictions on the sale of Securities (as defined in the 2016 SPA) or amendments to the terms of the 2016 Notes substantially in the form of this Agreement (or any amendment, modification, waiver or release thereof) (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.
[The remainder of the page is intentionally left blank]
DOC ID - 25487278.5

Sincerely,
GREAT BASIN SCIENTIFIC, INC.

By: ____________________________
       Name: Jeffrey Rona
       Title: CFO

Agreed to and Acknowledged:
“HOLDER”

_____________________
By: _____________________

By: ____________________________
       Name:
Title:

DOC ID - 25487278.5
[Signature Page to Agreement]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________
FORM 8-K
__________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2016
__________
GREAT BASIN SCIENTIFIC, INC.
(Exact name of Registrant as Specified in Its Charter)
__________

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
__________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 31, 2016 the Company adjusted the Series D Warrants pursuant to the terms of the Series D Warrants such that they are exercisable into 2,361,468 shares of common stock   representing 16.6% of the sum of the number of shares of common stock actually outstanding on December 31, 2016, plus the number of shares of common stock deemed to be outstanding pursuant to all outstanding options or convertible securities of the Company.  In addition, the Company adjusted the 2015 Subordination Warrants pursuant to the terms of the 2015 Subordination Warrants such that they are exercisable into 71,129 shares of common stock representing 0.5% of the sum of the number of shares of common stock actually outstanding on December 31, 2016, plus the number of shares of common stock deemed to be outstanding pursuant to all outstanding options or convertible securities of the Company.

On January 3 through January 5, 2017, certain holders of the 2016 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the installment date of January 30, 2017.  In connection with the pre-installments, the Company issued 556,627 shares of common stock upon the conversion of $1,410,267 principal amount of 2016 Notes at a conversion price of $2.53 per share (adjusted for the recent reverse stock split effective December 28, 2016).

As of January 6, 2017 a total principal amount of $1.4 million of the 2016 Notes has been converted into shares of common stock.  The amount equal to the number of shares issued during the pre-installment period multiplied by the conversion price in effect at the installment date of January 30, 2017 is not subject to deferral to future periods.  Approximately $73.6 million in note principal remains to be converted. A total of $8.6 million of the proceeds from the 2016 Notes has been released to the Company including $6.0 million at closing and $2.6 million in early release from the restricted cash accounts. $59.4 million remains in the restricted accounts to be released to the Company at future dates pursuant to terms of the 2016 Notes.

As of January 6, 2017 there are 1,302,904 shares of common stock issued and outstanding (adjusted for the recent reverse stock split effective December 28, 2016).

Item 3.03 Material Modifications to Rights of Security Holders

In connection with the conversions of the 2016 Notes in Item 3.02 hereof (the “Conversions”), the exercise prices of certain of our issued and outstanding securities were automatically adjusted to take into account the conversion price of the 2016 Notes.  The exercise prices of the following securities were adjusted as follows.

Class A and Class B Warrants

As of January 6, 2017, the Company had outstanding Class A Warrants to purchase 48 shares of common stock and Class B Warrants to purchase 29 shares of common stock of the Company. The Class A and Class B Warrants include a provision which provides that the exercise price of the Class A and Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Class A and Class B Warrants.  Therefore, as of January 6, 2017, the exercise price for the Class A and Class B Warrants was adjusted from $6.00 to $2.53 per share of common stock (adjusted for the recent reverse stock split effective December 28, 2016).

Common Stock Warrants

As of January 6, 2017, the Company had outstanding certain common stock warrants to purchase 2 shares of common stock of the Company.  As a result of the Conversions, as of January 6, 2017, the exercise price for certain Common Warrants was adjusted from $6.00 to $2.53 per share of common stock (adjusted for the recent reverse stock split effective December 28, 2016).

Series D and 2015 Subordination Warrants

As of January 6, 2017, the Company has outstanding Series D Warrants to purchase 2,361,468 shares of common stock and 2015 Subordination Warrants to purchase 71,129 shares of common stock of the Company. The Series D and 2015 Subordination Warrants include a provision which provides that the exercise prices of the Series D and 2015 Subordination Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series D and 2015 Subordination Warrants.  Therefore, as of January 6, 2017, the exercise price for the Series D and 2015 Subordination Warrants was adjusted from $6.00 to $2.53 per share of common stock (adjusted for the recent reverse stock split effective December 28, 2016).

Series G Warrants

As of January 6, 2016, the Company had outstanding Series G Warrants to purchase 159 shares of common stock of the Company. The Series G Warrants include a provision which provides that the exercise price of the Series G Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series G Warrants.  Therefore, as of January 6, 2017, the exercise price for the Series G Warrants was adjusted from $6.00 to $2.53 per share of common stock (adjusted for the recent reverse stock split effective December 28, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: January 6, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)
420 E. South Temple, Suite 520
Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2016 Note Waiver

As previously disclosed on the Current Report on Form 8-K filed with the SEC on June 29, 2016, on June 29, 2016, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “2016 SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the 2016 SPA (the “2016 Note Buyers”) of $75 million aggregate principal amount of senior secured convertible notes (the “2016 Notes”) and related Series H common stock purchase warrants exercisable to acquire 56,250,000 shares of common stock.

On January 9, 2017, the Company and certain 2016 Note Buyers holding enough of the 2016 Notes and Series H Warrants to constitute the required holders under Section 19 of the 2016 Notes entered into waiver agreements to waive (i) the Company's failure to comply with the provisions of Sections 33(gg)(xi) and 33(gg)(xii) of the 2016 Notes, regarding the equity conditions to have a dollar value of daily trading volume of $800,000 and to have a 5-day volume weighted average price of $31,200 per share during certain equity measurement periods solely relating to the determination of the satisfaction of the Equity Conditions with respect to the delivery of any Pre-Installment Shares (as defined in the 2016 Notes) and Installment Balance Shares (as defined in the 2016 Notes) pursuant to the terms of the 2016 Notes occurring prior to the date hereof and through February 28, 2017 (ii) the Event of Default (as defined in the 2016 Notes) arising under Section 4(a)(xvii) of the 2016 Notes due to the Company's failure to comply with the provisions of Sections 33(gg)(xi) and 33(gg)(xii) of the 2016 Notes prior to the date of the waiver solely with respect to shares issued on conversion of accelerated amortization payments on January 3 and 5, 2017, and (iii) the negative convenants contained in Sections 17(a), 17(c), 17(d) and 17(e) of the 2016 Notes in connection with the issuance of the Series G Preferred Stock, the payment of any non-cash Series G dividends which may accrue and become payable pursuant to the terms of the Series G Preferred Stock and the accretion of such dividends to the Series G Preferred Stock.

The foregoing is a summary description of the material terms of the 2016 Note Waiver Agreement with respect to the 2016 Notes and is qualified in its entirety by the form of the 2016 Note Waiver Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Series F Preferred Stock Waiver

As previously disclosed on the Current Report on Form 8-K filed with the SEC on November 3, 2016, on November 2, 2016, the Company issued in exchange for outstanding aggregate principal amount of senior secured convertible notes of the Company, issued on December 30, 2015, shares of Series F Preferred Stock (“Series F Preferred Shares”) convertible into shares of the Company’s common stock pursuant to the terms of the Series F Preferred Shares as set forth in the Certificate of Designations for the Series F Preferred Stock (the “Series F Certificate of Designations”).

On January 9, 2017, the Company and certain holders of the Series F Preferred Shares holding enough of the Series F Preferred Shares to constitute the required holders under Section 29(b) of the Series F Certificate of Designations entered into waiver agreements to waive the negative covenants set forth in Sections 15(a), 15(c), 15(d) and 15(e) of the Series F Certificate of Designations in connection with the issuance of the Series G Preferred Stock, the payment of any non-cash Series G dividends which may accrue and become payable pursuant to the terms of the Series G Preferred Stock and the accretion of such dividends to the Series G Preferred Stock.

The foregoing is a summary description of the material terms of the Series F Waiver Agreement with respect to the Series F Preferred Shares and is qualified in its entirety by the form of the Series F Waiver Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 3.03 Material Modifications to Rights of Security Holders

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1 10.2	Form of Waiver Agreement for the 2016 Notes Form of Waiver Agreement for Series F Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: January 9, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

Exhibit 10.1

WAIVER

This Waiver (this “Waiver”) is entered into as of January 9, 2017, by and between Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) which is one of the investors listed on the Schedule of Buyers (“Schedule of Buyers”) attached to that certain Securities Purchase Agreement between the Company and all of the investors listed on the Schedule of Buyers (the “Buyers”) dated June 29, 2016 (the “SPA”) with reference to the following facts:

A.           On June 29, 2016, the Company and the Buyers entered into the SPA in relation to the issuance and sale by the Company and purchase by the Holders of: (i) that aggregate principal amount of senior secured convertible notes of the Company, in substantially the form attached to the SPA as Exhibit A (as amended from time to time prior to the date hereof, the “Notes”), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate principal amount of Notes for all Buyers was $75,000,000) and (ii) related Series H Warrants, in substantially the form attached to the SPA as Exhibit B (the “Warrants”), representing the right to acquire that number of shares of common stock of the Company, par value $0.0001 (“Common Stock”), set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”), which totaled in the aggregate 56,250,000 Warrant Shares.

B.           The issuance of the Notes and the Warrants occurred at a closing on July 1, 2016 (the “Closing Date”).

C.           In accordance with the terms of Section 4(a)(xvii) of the Notes, it is an Event of Default under the Notes for the Company to provide a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure, and Sections 33(gg)(xi) and 33(gg)(xii) include as two of the Equity Conditions on each Trading Day during the Equity Conditions Measuring Period, the daily dollar trading volume of the Common Stock as reported by Bloomberg shall be at least $800,000 and the Weighted Average Price of the Common Stock equals or exceeds $1.30 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date). After giving effect to subsequent stock splits, the Weighted Average Price of the Common Stock must equal or exceed $31,200.

D.           On January 3 and 5, 2017 certain holders of the Notes submitted notices to accelerate previously deferred preinstallment amortization payments for the amortization date of January 30, 2017, which accelerated amortization payments were converted into shares of Common Stock (the "January Accelerations") and the Company was deemed to have made a certification that the Equity Conditions were satisfied, despite the conditions in Sections 33(gg)(xi) and 33(gg)(xii) not being satisfied.

E.           In accordance with the terms of Sections 17(a), 17(c), 17(d) and 17(e) of the Notes, the Company agreed that until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their respective terms, the Company shall not and the Company shall not permit any of its Subsidiaries without the prior written consent of the Required Holders to, directly or indirectly: (i) incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness, (ii) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note and the Other Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing, (iii) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than this Note and the Other Notes), by way of payment in respect of principal of (or premium, if any) such Indebtedness prior to the scheduled maturity date of such Indebtedness, or (iv) redeem or repurchase its Equity Interest, or permit any Subsidiary to redeem or repurchase its Equity Interests (except on a pro rata basis among all holders thereof) or declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries, without, in each case, the prior express written consent of the Required Holders (collectively, the “Negative Covenants”).

F.           On August 15, 2016, the Company filed a Registration Statement on Form S-1 (File No. 333-213144), as amended on December 2, 2016 related to a proposed offering of the Company anticipated to consist of a unit comprised of one share of 12.5% Mandatorily Convertible Series G Preferred Stock, stated value of $1,000 per share (the “Series G Preferred Stock”), and one Series I Warrant to purchase one share of Common Stock for gross aggregate proceeds from the offering of approximately $8,000,000, with each Series I Warrant anticipated to be exercisable at a price equal to the set price for the conversion of the Series G Preferred Stock for a period of five years.

G.           The Series G Preferred Stock are entitled to receive cumulative non-cash dividends at the rate of 12.5% per annum, beginning to accrue on March 1, 2017, and payable on the first business day of each month thereafter, to holders of record on the 15th day of the preceding month and on each conversion date (“Series G Dividends”). The dividends will not be cash dividends, but will accrete to and increase the outstanding stated value of the Series G Preferred Stock. If the Series G Preferred Stock remains outstanding 15 trading days after the date of issuance of the Series G Preferred Stock, dividends will not begin to accrue on March 1, 2017if we meet certain equity conditions during a specified time period.

H.           The Company desires to obtain a waiver of: (i) the Company's failure to comply with the provisions of Sections 33(gg)(xi) and 33(gg)(xii) of the Notes solely relating to the determination of the satisfaction of the Equity Condtions with respect to the delivery of any Pre-Installment Shares and Installment Balance Shares pursuant to the terms of the Notes occurring prior to the date hereof and through February 28, 2017, (ii) the Event of Default (as defined in the Notes) arising under Section 4(a)(xvii) of the Notes due to the Company's failure to comply with the provisions of Sections 33(gg)(xi) and 33(gg)(xii) of the Notes prior to the date hereof solely with respect to the January Accelerations, and (iii) the Negative Covenants (Sections 17(a), 17(c), 17(d) and 17(e) of the Notes) solely in connection with the issuance of the Series G Preferred Stock, the payment of any non-cash Series G Dividends which may accrue and become payable pursuant to the terms of the Series G Preferred Stock and the accretion of such non-cash dividends to the Series G Preferred Stock.

I.           In compliance with Section 19 of the Notes, this Waiver shall only be effective upon the execution and delivery of this Waiver and waivers in form and substance identical to this Waiver (the “Other Waivers”) by other holders of Notes (each an “Other Holder”) representing on the Closing Date at least fifty-one percent (51%) of the principal amount of Notes issued on the Closing Date and shall include the Lead Investor. so long as the Lead Investor and/or any of its affiliates collectively hold at least five percent (5%) of the Notes, in the aggregate (the “Required Holders”) (such time, the “Effective Time”).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Waiver. The Holder hereby waives, effective as of the Effective Time: (i) the breach by the Company of Sections 33(gg)(xi) and 33(gg)(xii) of the Notes solely relating to the determination of the satisfaction of the Equity Condtions with respect to the delivery of any Pre-Installment Shares and Installment Balance Shares pursuant to the terms of the Notes occurring prior to the date hereof and through February 28, 2017, (ii) the Event of Default arising under Section 4(a)(xvii) of the Notes due to the Company’s failure to comply with Sections 33(gg)(xi) and 33(gg)(xii) of the Notes solely with respect to the January Accelerations (i), and (iii) the Company’s obligation to comply with the Negative Covenants (Sections 17(a), 17(c), 17(d) and 17(e) of the Notes) solely in connection with the issuance of the Series G Preferred Stock, the payment of any non-cash Series G Dividends which may accrue and become payable pursuant to the terms of the Series G Preferred Stock and the accretion of such dividends to the Series G Preferred Stock. For the avoidance of doubt, the waivers contained in this Section 1 shall not apply to: (x) the payment of any cash dividends with respect to the Series G Preferred Stock and (y) the deremination of the satisfaction of the Equity Conditions with respect to the determination of whether a Control Account Release Event has occurred.

2.          Acknowledgments. The Company hereby confirms and agrees that (i) except with respect to the waivers set forth in Section 1 above that are effective as of the Effective Time, the Notes and the other Transaction Documents shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Waiver shall not operate as an amendment of any right, power or remedy of the Holder except to the extent expressly set forth herein.

3.          Fees And Expenses. [NTD: HB ONLY: The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Waiver and transactions contemplated thereby, by paying any such amount to Schulte Roth & Zabel LLP (the "Holder Counsel Expense") by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company. The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Waiver are consummated. Except as otherwise set forth above, each party to this Waiver shall bear its own expenses in connection with the transactions contemplated hereby.] [NTD: ALL OTHERS: Each party to this Waiver shall bear its own expenses in connection with the transactions contemplated hereby.].

4.          Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on January 9, 2016, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Waiver in the form required by the 1934 Act and attaching the form of this Waiver as an exhibit to such filing (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Holder or any of its affiliates on the other hand, has terminated and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

5.          Independent Nature of Holder Obligations and Rights. The obligations of the Holder under this Waiver are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Waiver. Nothing contained herein or in any Other Waiver, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver or, any Other Waiver, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

6.          No Third Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.          Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.          No Strict Construction. The language used in this Waiver will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.          Headings. The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

10.         Severability. If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.         Amendments. No provision of this Waiver may be amended other than by an instrument in writing signed by the Company and the Required Holders.

12.         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

13.         Notice. Whenever notice is required to be given under this Waiver, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the SPA.

14.         Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

15.         Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the SPA and Notes.

16.         Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:
Name: Jeff Rona
Title: Chief Financial Officer

[Signature Page to 2016 Note Waiver – January 2017]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title:

[Signature Page to 2016 Note Waiver – January 2017]

Exhibit 10.2

WAIVER

This Waiver (this “Waiver”) is entered into as of January 9, 2017, by and between Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) which is one of the holders (“Holders”) of shares of the Company’s Series F Preferred Stock (“Series F Preferred Shares”) with reference to the following facts:

A.           On November 2, 2016, the Company issued to the Holders, in exchange for the their outstanding aggregate principal amount of senior secured convertible notes of the Company issued on December 30, 2016, Series F Preferred Shares convertible into shares of the Company’s common stock (the “Conversion Shares”) pursuant to the terms of the Series F Preferred Shares as set forth in the Certificate of Designations for the Series F Preferred Stock (the “Series F Certificate of Designations”).

B.           In accordance with the terms of Sections 15(a), 15(c), 15(d) and 15(e) of the Series F Certificate of Designations, the Company agreed that until all of the Series F Preferred Shares have been converted, redeemed or otherwise satisfied in accordance with their respective terms, the Company shall not, and the Company shall not permit any of its Subsidiaries without the prior written consent of the Required Holders to, directly or indirectly: (i) incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness, (ii)  redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Preferred Shares), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Triggering Event has occurred and is continuing, (iii)  redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than the Preferred Shares), by way of payment in respect of principal of (or premium, if any) such Indebtedness prior to the scheduled maturity date of such Indebtedness. or (iv) redeem or repurchase its Equity Interest (other than the Preferred Shares), or permit any Subsidiary to redeem or repurchase its Equity Interests (except on a pro rata basis among all holders thereof) or declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries (other than the Preferred Shares), without, in each case, the prior express written consent of the Required Holders (collectively, the “Negative Covenants”).

C.           On August 15, 2016, the Company filed a Registration Statement on Form S-1 (File No. 333-213144), as amended on December 2, 2016 related to a proposed offering of the Company anticipated to consist of a unit comprised of one share of 12.5% Mandatorily Convertible Series G Preferred Stock, stated value of $1,000 per share (the “Series G Preferred Stock”), and one Series I Warrant to purchase one share of Common Stock for gross aggregate proceeds from the offering of approximately $8,000,000, with each Series I Warrant anticipated to be exercisable at a price equal to the set price for the conversion of the Series G Preferred Stock for a period of five years.

D.           The Series G Preferred Stock are entitled to receive cumulative non-cash dividends at the rate of 12.5% per annum, beginning to accrue on March 1, 2017, and payable on the first business day of each month thereafter, to holders of record on the 15th day of the preceding month and on each conversion date (“Series G Dividends”). The dividends will not be cash dividends, but will accrete to and increase the outstanding stated value of the Series G Preferred Stock. If the Series G Preferred Stock remains outstanding 15 trading days after the date of issuance of the Series G Preferred Stock, dividends will not begin to accrue on March 1, 2017, if we meet certain equity conditions during a specified time period.

E.           The Company desires to obtain a waiver of the Negative Covenants (Sections 15(a), 15(c), 15(d) and 15(e) of the Series F Certificate of Designations) solely in connection with the issuance of the Series G Preferred Stock, the payment of any non-cash Series G Dividends which may accrue and become payable pursuant to the terms of the Series G Preferred Stock and the accretion of such non-cash dividends to the Series G Preferred Stock.

F.           In compliance with Section 29(b) of the Series F Certificate of Designations, this Waiver shall serve as a written consent in lieu of a meeting of the holders of the Series F Preferred Stock in accordance with Delaware General Corporation Law, and shall only be effective upon the execution and delivery of this Waiver and waivers in form and substance identical to this Waiver (the “Other Waivers”) by other holders of Series F Preferred Shares (each an “Other Holder”) representing on the Closing Date at least fifty-one percent (51%) of the aggregate Stated Value (as defined in the Series F Certificate of Designations) of the Series F Preferred Shares issued on the Closing Date and shall include the Lead Investor so long as the Lead Investor and/or any of its affiliates collectively hold at least five percent (5%) of the Series F Preferred Shares, in the aggregate (the “Required Holders”) (such time, the “Effective Time”).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Waiver. The Holder hereby waives, effective as of the Effective Time the Company’s obligation to comply with the Negative Covenants (Sections 15(a), 15(c), 15(d) and 15(e) of the Series F Certificate of Designations) solely in connection with the issuance of the Series G Preferred Stock, the payment of any non-cash Series G Dividends which may accrue and become payable pursuant to the terms of the Series G Preferred Stock and the accretion of such dividends to the Series G Preferred Stock. For the avoidance of doubt, the waivers contained in this Section 1 shall not apply to the payment of any cash dividends with respect to the Series G Preferred Stock.

2.          Acknowledgments. The Company hereby confirms and agrees that (i) except with respect to the waivers set forth in Section 1 above that are effective as of the Effective Time, the Series F Certificate of Designations and the other Transaction Documents shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Waiver shall not operate as an amendment of any right, power or remedy of the Holder except to the extent expressly set forth herein.

3.          Fees And Expenses. [NTD: HB ONLY: The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Waiver and transactions contemplated thereby, by paying any such amount to Schulte Roth & Zabel LLP (the "Holder Counsel Expense") by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company. The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Waiver are consummated. Except as otherwise set forth above, each party to this Waiver shall bear its own expenses in connection with the transactions contemplated hereby.] [NTD: ALL OTHERS: Each party to this Waiver shall bear its own expenses in connection with the transactions contemplated hereby.].

4.          Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on January 9, 2016, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Waiver in the form required by the 1934 Act and attaching the form of this Waiver as an exhibit to such filing (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Holder or any of its affiliates on the other hand, has terminated and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

5.          Independent Nature of Holder Obligations and Rights. The obligations of the Holder under this Waiver are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Waiver. Nothing contained herein or in any Other Waiver, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver or, any Other Waiver, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

6.          No Third Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.          Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.          No Strict Construction. The language used in this Waiver will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.          Headings. The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

10.         Severability. If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.         Amendments. No provision of this Waiver may be amended other than by an instrument in writing signed by the Company and the Required Holders.

12.         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

13.         Notice. Whenever notice is required to be given under this Waiver, unless otherwise provided herein, such notice shall be given in accordance with Section 24(a) of the Series F Certificate of Designations.

14.         Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

15.         Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the Series F Certificate of Designations.

16.         Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:
Name: Jeff Rona
Title: Chief Financial Officer

[Signature Page to Series F Waiver – January 2017]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title:

[Signature Page to Series F Waiver – January 2017]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______
FORM 8-K

_______
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2017

_______
GREAT BASIN SCIENTIFIC, INC.
(Exact name of Registrant as Specified in Its Charter)

_______

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

_______
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 9 through January 12, 2017, certain holders of the 2016 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the installment date of January 30, 2017.  In connection with the pre-installments, the Company issued 225,000 shares of common stock upon the conversion of $570,060 principal amount of 2016 Notes at a conversion price of $2.53 per share (adjusted for the recent reverse stock split effective December 28, 2016).

As of January 13, 2017 a total principal amount of $2.0 million of the 2016 Notes has been converted into shares of common stock.  The amount equal to the number of shares issued during the pre-installment period multiplied by the  conversion price in effect at the installment date of January 30, 2017 is not subject to deferral to future periods.  Approximately $73.0 million in note principal remains to be converted. A total of $8.6 million of the proceeds from the 2016 Notes has been released to the Company including $6.0 million at closing and $2.6 million in early release from the restricted cash accounts. $59.4 million remains in the restricted accounts to have the restrictions removed and become available to the Company at future dates pursuant to terms of the 2016 Notes.

As of January 13, 2017 there are 1,527,904 shares of common stock issued and outstanding (adjusted for the recent reverse stock split effective December 28, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: January 13, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer